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                        FIELD TEST EXTENSION AGREEMENT

                                 EXHIBIT 10.35

Following the decision made at the December 1, 1997, Field Test Partners' Meeting, Deutsche Post AG("DP AG") and Electric Fuel Ltd., ("EFL") hereby agree as follows:

1. The Field Test as initially defined in the contract between Deutsche Bundespost POSTDIENST and EFL on October 21/27, 1994 (hereinafter referred to as the "Contact") will be extended until and completed by May 31, 1998.

2. EFL agrees to maintain its Bremen regeneration plant activities and to operate, together with DP AG drivers, three Mercedes-Benz Vito vans and three Mercedes-Benz 410E vans per week. The exact number and types of cars will be determined taking into account the expense celling authorized by DP AG and the costs attributable to the project as evidenced in detailed cost statements.

     For these activities DP AG will pay an amount of no more than DM 2.500.000 net of value added taxes, if any.

     The parties agree that following the goal to reach the highest possible number of km in total as agreed upon in the Partners' Meeting of December 1, 1997, the Mercedes-Benz 410E vans involved shall run each 300 km per week or the batteries have to supply an energy of greater than 130 kWh or 450 Ah per drive.

     The Mercedes-Benz Vito vans shall reach a range of 250 km per week or the batteries have to deliver an energy supply of greater than 85 kWh or 440 Ah per drive.

     The parties agree that one of these conditions has to be reached in order to fulfill this agreement.

     If none of these conditions can be reached because of technical problems with the batteries or because of non-delivery of the number of batteries necessary during two successive weeks, DP AG reserves to end the Field Test at any date before May 31, 1998 with 4 weeks notice before the end of the calendric month.

3. Payments shall be made in five installments at the end of each month. Payments shall cover expenses evidenced for each month in detailed cost statements.

4. Payments of DP AG will only be made in order to maintain the Field Test within the scope as outlined in section 2 above until May 31, 1998, following the principles of this Contract.

     Cost of projects not attributable to the Filed Test will not be covered by the payments of DP AG but rather be deducted from the total operational costs shown in the detailed cost statements of EFL.

Bonn,  02.02 1998                            Bonn,  02.02 1998


Deutsche Post AG                             Electric Fuel Ltd.
by:                                          by:




___________________________                  ____________________________
Wolfgang Buckatin                            J. Barkan
DP AG Project Manager                        Vice President Sales Europe